UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) Sanjay Kapoor has been appointed Senior Vice President and Chief Financial Officer of Spirit AeroSystems Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Spirit AeroSystems, Inc. (“Spirit”), effective September 23, 2013.  Effective on the same date, Philip Anderson will move to the position of Senior Vice President of Defense and Contracts with the Company and Spirit, and as a result will no longer serve in the position of Chief Financial Officer of the Company and Spirit. A copy of the press release dated August 23, 2013, announcing the appointment of Mr. Kapoor and the new role of Mr. Anderson, is attached as Exhibit 99.1 to this report.

From 2008 until Mr. Kapoor’s appointment with the Company and Spirit, Mr. Kapoor, 53, served as Vice President of Integrated Air & Missile Defense for Raytheon Integrated Defense Systems, where he led a team of 4,000 employees globally and managed every aspect of that business. Mr. Kapoor had been employed by Raytheon since 2004, and prior to his most recent position, held the position of Vice President of Finance and Chief Financial Officer for Raytheon Integrated Defense Systems from 2004 until 2008.  Mr. Kapoor received his Bachelor of Technology degree from the Indian Institute of Technology, New Delhi and dual Master of Business Administration degree in finance and entrepreneurial management from The Wharton School at the University of Pennsylvania.

Spirit entered into an employment agreement with Mr. Kapoor (the “Employment Agreement”) on August 23, 2013 and it will become effective as of September 23, 2013.

The Employment Agreement provides that Mr. Kapoor will receive an annual salary of $525,000, which salary may be adjusted from time to time based on Mr. Kapoor’s and Spirit’s performance.  Mr. Kapoor will also receive a buyout signing bonus of two separate awards of restricted stock valued at $1,000,000 per award (each with a different vesting schedule, as described below), each of which will be granted under the Company’s Long-Term Incentive Plan (the “LTIP”), and cash sign-on bonuses of $150,000 (payable within 30 days after the effective date of the Employment Agreement) and $100,000 (payable after the first anniversary of employment) to compensate for foregone bonuses from Mr. Kapoor’s previous employer. One of the $1,000,000 buyout signing bonus stock awards will be subject to a three year vesting schedule, with one-third of such bonus award vesting after each year of service, and one of the $1,000,000 buyout signing bonus stock awards will be subject to a four year vesting schedule, with one-fourth of such bonus award vesting after each year of service.  Mr. Kapoor will also be eligible for a cash or equity discretionary bonus with a target of 10% of his earned base salary.

The Employment Agreement provides that Mr. Kapoor will receive annual awards under the Company’s Short-Term Incentive Plan (the “STIP”) and under the LTIP.  Mr. Kapoor will receive an award under the STIP (in cash and/or Company common stock) with a value equal to 100% of his base salary if target performance goals are reached, and up to 200% of his base salary if outstanding performance goals are reached by the Company. Except as described below, if such target performance goals are not reached, Mr. Kapoor will only be entitled to incentive compensation (if any) otherwise provided under the STIP and Spirit policy. Except as described below, the actual amount payable to Mr. Kapoor under the STIP will be dependent upon the achievement by the Company of performance objectives, which will be substantially the same as the objectives established under the plan for other executive officers of Spirit. Depending on performance, the actual amount payable to Mr. Kapoor under the STIP may be less than, greater than or equal to the stated target bonus (and could be zero). The Employment Agreement provides that, in any event, Mr. Kapoor will be entitled to an award under the STIP of no less than 100% of his base salary with respect to 2013 (which will not be prorated due to service for less than the full 2013 year).  Mr. Kapoor’s annual award opportunity under the LTIP will have a value equal to 200% of his base salary. The award under the LTIP will be subject to the terms and provisions of the LTIP and terms and conditions (including vesting conditions) established by the Company’s board of directors and compensation committee.

The Employment Agreement also provides that Mr. Kapoor is eligible to participate in the Company’s Deferred Compensation Plan (the “DCP”).  Mr. Kapoor may elect to voluntarily defer compensation under the DCP in accordance with the terms and conditions of the DCP.

Under the Employment Agreement, Mr. Kapoor is entitled to participate in other employee benefit plans, policies, practices and arrangements generally made available to senior executives of Spirit, and will also be provided with certain relocation benefits in accordance with Spirit’s relocation policies and procedures.

Mr. Kapoor’s employment may be terminated at any time at the election of either Mr. Kapoor or Spirit for any reason or no reason, without cause. Mr. Kapoor’s employment may also be terminated by Spirit for “Cause” (as defined in the Employment Agreement).

If Mr. Kapoor’s employment is terminated by him without “Good Reason” (as defined in the Employment Agreement) or by Spirit for Cause, Spirit will pay Mr. Kapoor his compensation only through the last day of his employment, and, except as may otherwise be expressly provided in any Company benefit plan, Spirit will have no further contractual obligation to Mr. Kapoor.

In the event that Mr. Kapoor’s employment is terminated by Spirit without Cause or by Mr. Kapoor for Good Reason, and for so long as Mr. Kapoor is not in breach of his non-compete, non-solicitation and confidentiality obligations (described below), he will be entitled to termination benefits, pursuant to which Spirit will (i) continue to pay Mr. Kapoor an amount equal to his base salary in effect immediately before termination of his employment for a period of 12 months, or if such termination is during the initial three-year employment term, the longer of the remainder of the employment period (but not to exceed 24 months) and 12 months, (ii) pay the costs of COBRA medical and dental benefits coverage which are offered to Mr. Kapoor after termination for a period of 12 months, (iii) cause any unvested STIP shares held by Mr. Kapoor to become immediately vested, (iv) if such termination is during the initial three-year employment term, cause the following LTIP shares to be vested, to the extent not previously vested: (A) 66-2/3% of shares awarded in Mr. Kapoor’s 2014 LTIP grant and (B) 33-1/3% of shares awarded in Mr. Kapoor’s 2015 grant, and (v) pay any unpaid portion of Mr. Kapoor’s cash sign-on bonuses.  Also, in the event of such a termination, any of Mr. Kapoor’s buyout signing bonus shares awarded under the LTIP (as described above) that are not fully vested at the time of such termination will automatically vest in full at such time.  Except as may otherwise be expressly provided in any Company benefit plan, Spirit will have no further obligation to Mr. Kapoor.

In the event that Mr. Kapoor’s employment is terminated due to death or disability, (i) Spirit will pay Mr. Kapoor his compensation only through the last day of his employment, (ii) any unvested STIP shares held by Mr. Kapoor will become immediately vested and (iii) if the termination occurs before the expiration of three years after the Employment Agreement becomes effective, Mr. Kapoor will be credited with one additional year of vesting service with respect to any unvested LTIP shares held by him on the date of termination.  In addition, any of Mr. Kapoor’s buyout signing bonus shares awarded under the LTIP (as described above) that are not fully vested at the time of such termination due to death or disability will automatically vest in full at such time.

The Employment Agreement contains covenants for the benefit of Spirit relating to non-competition during and for two years following the term of employment (one year if Mr. Kapoor is terminated by Spirit without Cause or by Mr. Kapoor for Good Reason), non-solicitation of Spirit employees during and for two years following the term of employment (one year if Mr. Kapoor is terminated by Spirit without Cause or by Mr. Kapoor for Good Reason), and protection of Spirit’s confidential information.

The preceding discussion of the Employment Agreement is qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated as of August 23, 2013, between Spirit AeroSystems, Inc. and Sanjay Kapoor.*

99.1	Press Release dated August 23, 2013*

*     Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: August 26, 2013	/s/ Jon D. Lammers
Jon D. Lammers
Senior Vice President, General Counsel and Secretary